UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2023

New Fortress Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38790	83-1482060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. 19th Street, 8th Floor New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (516) 268-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	NFE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 3.02. Other Events.

On December 22, 2023, New Fortress Energy Inc. (the “Company”) entered into a definitive agreement (the “Share Exchange Agreement”) with Ceiba Energy Fundo de Investimento em Participações Multiestratégia - Investimento no Exterior (“Ceiba Energy”) and Portocem Geração de Energia S.A., a wholly-owned subsidiary of Ceiba Energy (“Portocem”), pursuant to which the Company has agreed to issue to Ceiba Energy approximately 95,000 shares of 5.0% Series A Convertible Preferred Stock of the Company, par value $0.01 per share and liquidation preference $1,000 per share (the “Series A Convertible Preferred Stock”) and to assume certain of Portocem’s existing indebtedness, in exchange for all outstanding equity interests in Portocem, the owner of a 1.6 GW, 15-year contracted power asset in Brazil (the “Exchange”). The Exchange remains subject to various customary conditions to closing, including regulatory approvals, and the Company can make no assurance that the Exchange will be consummated (the “Closing”). Under the terms of the Share Exchange Agreement, 37,500 of the shares of Series A Convertible Preferred Stock will be issued upon Closing into an escrow account to satisfy potential indemnification claims arising under the Share Exchange Agreement and may be issued to Ceiba Energy during or upon expiration of certain indemnification periods or upon final resolution or determination of all indemnification claims.

Each share of Series A Convertible Preferred Stock will be convertible by its holder at any time after Closing into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a conversion price of $47.43 per share of Common Stock, subject to certain customary anti-dilution adjustments. The Company will have the right at any time to redeem the Series A Convertible Preferred Stock in full, but not in part, at a redemption price dependent on the timing and circumstances of the redemption. Additionally, upon the occurrence of certain events set forth in the Certificate of Designations (as defined below), a majority of Holders of the Series A Convertible Preferred Stock will have the right to require the Company to repurchase the Series A Convertible Preferred Stock, in full but not in part, for the liquidation preference plus any accrued and unpaid dividends thereon. The settlement consideration may consist of cash, shares of Common Stock or a combination thereof depending on the circumstances of the redemption or repurchase, but in all cases, a majority of Holders may elect to require settlement in full in shares of Common Stock. The foregoing is only a summary of certain rights under the Series A Convertible Preferred Stock, does not purport to be complete and is qualified in its entirety by reference to the full description of the powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series A Convertible Preferred Stock that will be set forth in a Certificate of Designations, to be filed with the Delaware Secretary of State subject to satisfaction of the conditions to Closing.

The Company intends to issue the Series A Convertible Preferred Stock in reliance upon the exemption from registration requirements under the Securities Act pursuant to Section 4(a)(2) thereof. The Company relied upon representations, warranties, certifications and agreements of Ceiba Energy in support of the satisfaction of the conditions contained in Section 4(a)(2) of the Securities Act.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW FORTRESS ENERGY INC.

December 28, 2023	By:	/s/ Christopher S. Guinta
	Name:	Christopher S. Guinta
	Title:	Chief Financial Officer